Filed Pursuant to Rule 424(b)(5)
File No. 333-181173

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	4,500,000 shares	$67.90	$305,550,000	$41,677.02

(1)	Estimated solely for the purpose of computing the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, or the “Securities Act,” the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on February 15, 2013.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant initially deferred payment of the registration fee for Registration Statement No. 333-181173 filed by the Registrant on May 4, 2012. Previously, Registrant had paid a registration fee of $23,013.50 with respect to up to $322,770,000 of securities of the Registrant pursuant to the prospectus supplement dated August 26, 2010, or the “Prior Prospectus,” to the Registration Statement on Form S-3ASR (Reg. No. 333-159595), which was initially filed by the Registrant with the Securities and Exchange Commission on May 29, 2009, and $31,094,316.93 of such securities were not sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, the $2,217.02 unused amount of the registration fees paid with respect to Prior Prospectus is applied to offset the registration fee payable under this prospectus supplement, calculated in accordance with Rule 457(r).

Prospectus supplement
(To Prospectus dated May 4, 2012)

Up to 4,500,000 shares

Common stock

Mid-America Apartment Communities, Inc.

We have entered into separate distribution agreements with each of J.P. Morgan Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and UBS Securities LLC, or the “Agents,” relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agreements, we may offer and sell a total of up to 4,500,000 shares of our common stock from time to time through the Agents, as our sales agents, or directly to the Agents acting as principal.

Sales, if any, of our common stock made through the Agents, as our sales agents, as contemplated by this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed by us and the applicable Agent. We will pay each Agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through such Agent, as our sales agent, under the applicable distribution agreement.

None of the Agents is required to sell any specific number or dollar amount of shares of our common stock, but each Agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, as our sales agent and on the terms and subject to the conditions of the applicable distribution agreement, to sell the shares offered on terms agreed upon by such Agent and us. The shares of our common stock offered and sold through the Agents, as our sales agents, pursuant to the distribution agreements will be offered and sold through only one Agent on any given day.

Under the terms of the distribution agreements, we may also sell shares of our common stock to any of the Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with that Agent, and we will describe the public offering price, underwriting discount (which may exceed 2.0% of the public offering price) and other terms of the offering of those shares in a separate prospectus supplement.

Shares of our common stock are subject to certain restrictions on ownership and transfer intended to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Supplemental description of capital stock — Certain matters of corporate governance — Ownership limitations” in this prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “MAA”. The last reported sale price of our common stock on the New York Stock Exchange on February 22, 2013 was $69.39 per share.

Investing in our common stock involves risks. Before investing in our common stock, you should carefully read the discussion under the headings “Risk factors” beginning on page S-3 of this prospectus supplement and appearing on page 1 of the accompanying prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in the accompanying prospectus, and in the other reports and information that we file from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan
                          BMO Capital Markets
                                                                KeyBanc Capital Markets

UBS Investment Bank

February 25, 2013

About this prospectus supplement

This prospectus supplement is part of a registration statement that Mid-America Apartment Communities, Inc. (referred to, together with (unless otherwise expressly stated or the context otherwise requires) its subsidiaries, as “Mid-America,” “we,” “us,” “our,” or the “Company”) has filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us. Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, in any free writing prospectus or subsequent prospectus supplement we may provide to you in connection with this offering or in any other document we subsequently file with the SEC that also is incorporated by reference in the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering and the documents incorporated by reference in the accompanying prospectus as described under the heading “Incorporation of certain information by reference” and which may be obtained as described under the heading “Where you can find more information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering or the documents incorporated by reference into the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Industry and market data

In the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, apartment supply and demand, new apartment construction and permitting levels, demographic trends, interest rates and other economic data, competition from the conversion of condominiums and single-family homes to rental units, the market for Federal National Mortgage Association and Federal Home Loan Mortgage Corporation debt securities and the interest rates thereon. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable. However, this information and these statistics are subject to assumptions, estimates and other uncertainties and we have not independently verified them and cannot guarantee their accuracy or completeness.

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Prospectus supplement summary

The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information important to you. Before investing in shares of our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, including the sections entitled “Risk factors” beginning on page S-3 of this prospectus supplement, appearing on page 1 of the accompanying prospectus and appearing in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The company

Founded in 1994, Mid-America Apartment Communities, Inc. is a Memphis, Tennessee-based self-administered and self-managed real estate investment trust, or “REIT,” that focuses on acquiring, owning and operating apartment communities in the Sunbelt region of the United States.

Our business is conducted principally through our subsidiary, Mid-America Apartments, L.P., which we refer to as our “Operating Partnership.” We are the sole general partner of the Operating Partnership, holding 39,721,461 common units of partnership interest, or “common units,” comprising a 95.8% general partnership interest in the Operating Partnership, as of December 31, 2012. Holders of common units of partnership interest in the Operating Partnership (other than us and our affiliates) may require us to redeem their common units, in which case we may, at our option, pay the redemption price either in cash (in an amount per common unit equal, in general, to the average closing price of our common stock on the New York Stock Exchange over a specified period prior to the redemption date) or by delivering one share of our common stock (subject to adjustment under specified circumstances) for each common unit so redeemed.

Our corporate offices are located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and our telephone number is (901) 682-6600.

The offering

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. For more information on our common stock, you should read the section in this prospectus supplement entitled “Supplemental description of capital stock.”

Issuer
Mid-America Apartment Communities, Inc.
Common stock offered
Up to 4,500,000 shares of common stock, par value $0.01 per share.
Use of proceeds
We intend to contribute the net proceeds from any sales of common stock to our Operating Partnership, which will use the net proceeds for general corporate purposes, which may include, among other things, the acquisition and development of apartment communities, the improvement of apartment communities and the repayment of debt.
Restrictions on ownership
Shares of our common stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT for federal income tax purposes. See “Supplemental description of capital stock — Certain matters of corporate governance — Ownership limitations” in this prospectus supplement.
Risk factors
Your investment in our common stock involves substantial risks. In consultation with your financial, tax and legal advisors, you should carefully consider the matters discussed under the sections entitled “Risk factors” beginning on page S-3 of this prospectus supplement, appearing on page 1 of the accompanying prospectus and appearing in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in the accompanying prospectus.
Transfer Agent and Registrar
American Stock Transfer & Trust Company
NYSE symbol
“MAA”

Risk factors

Your investment in our common stock involves substantial risks. In consultation with your own financial, tax and legal advisers, you should carefully consider, among other matters, the risks and uncertainties set forth below, as well as the risks and uncertainties discussed under the captions “Risk factors” on page 1 of the accompanying prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into the accompanying prospectus, before deciding whether an investment in our common stock is suitable for you. Please also refer to the section in this prospectus supplement entitled “Forward-looking statements” for additional risks and uncertainties affecting us. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, results of operations and ability to pay dividends on our common stock could be materially adversely affected, the market price of our common stock could decline and you may lose all or part of your investment. Moreover, the risks and uncertainties described below and under the captions referred to above are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are not material could also have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends on our common stock.

Additional sales of our common stock may cause the market price to fall.

We may issue from time to time additional shares of our common stock. Future issuances of shares of our common stock or the availability of shares for resale in the open market may adversely affect the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued to our directors and officers), or the perception that these sales could occur, may adversely affect the prevailing market price of our common stock or impair our ability to raise additional capital through the sale of our common stock or other equity securities. We are not restricted from issuing additional shares of common stock up to the maximum number of shares authorized by our charter, nor are we restricted from issuing securities which are convertible into or exchangeable for our common stock.

In addition, our Operating Partnership has outstanding common units, and, in connection with acquisitions of properties or otherwise, the Operating Partnership may from time to time issue additional common units. We are the sole general partner of the Operating Partnership and, as of December 31, 2012, we owned 39,721,461 common units, comprising a 95.8% general partnership interest in the Operating Partnership, while the remaining 1,731,672 outstanding common units were held by limited partners of the Operating Partnership. Holders of common units (other than us and our affiliates) may require us to redeem their common units from time to time, in which case we may, at our option, pay the redemption price either in cash (in an amount per common unit equal, in general, to the average closing price of our common stock on the New York Stock Exchange over a specified period prior to the redemption date) or by delivering one share of our common stock (subject to adjustment under specified circumstances) for each common unit so redeemed. In addition, we have registered all of the 1,731,672 shares of our common stock which, as of December 31, 2012, were issuable upon redemption of common units held by the Operating Partnership’s limited partners under the Securities Act of 1933, as amended, so that those shares can be sold freely in the public markets. To the extent that additional common units are issued to limited partners of the Operating Partnership, we will likely register the additional shares of common stock issuable upon redemption of those common units under the Securities Act of 1933, as amended, so that those shares can also be sold in the public markets. If we issue shares of our common stock upon the redemption of common units in our Operating Partnership, sales of substantial amounts of such shares of our common stock, or the perception that these sales could occur, may adversely affect prevailing market prices for our common stock or may impair our ability to raise capital through the sale of our common stock or other equity securities.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Our management will have broad discretion as to the application of the net proceeds of this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

The payment of dividends on our common stock is subject to the discretion of our Board of Directors and our ability to pay dividends in the future is subject to limitations set forth in our debt instruments and may be subject to limitations under the terms of any preferred stock we may issue.

The declaration and payment of dividends and other distributions on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable legal requirements under Tennessee law and such other factors as our Board of Directors may from time to time deem relevant.

In that regard, our credit facilities and other debt obligations include covenants that directly and indirectly limit the amount of dividends we may pay on our common stock and in certain circumstances may prohibit us from paying dividends on our common stock. Other financing agreements that we enter into in the future may similarly limit our ability to pay, or, under certain circumstances, prohibit us from paying, dividends on our common stock. To the extent that any of these debt instruments prevents us from paying dividends on our common stock in the desired amount or prohibits us from paying those dividends altogether, we would be required to either seek a waiver from the applicable lenders or to refinance the applicable debt, and there can be no assurance that we would be able to do so. Although no shares of our preferred stock are outstanding as of the date of this prospectus supplement, we have issued preferred stock in the past and we expect that the terms of any preferred stock we may issue in the future would, in general and subject to possible limited exceptions, prohibit us from paying dividends on our common stock at any time when dividends on such preferred stock have not been paid in full.

Any limitation or prohibition on the dividends payable on our common stock, whether as a result of provisions in debt instruments, preferred stock or otherwise, could have a material adverse effect on the market price of our common stock and could jeopardize our qualification as a REIT for U.S. federal income tax purposes.

Forward-looking statements

We consider portions of this prospectus supplement and the accompanying prospectus and certain information incorporated by reference into the accompanying prospectus, including information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Trends” in our most recent Annual Report on Form 10-K and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Trends” in any subsequent Quarterly Reports on Form 10-Q, to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to our expectations for future periods. Forward looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities and interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us or our properties, adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements contained herein, and incorporated by reference in the accompanying prospectus, are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•	failure of new acquisitions to achieve anticipated results or be efficiently integrated;
•	failure of development communities to be completed, if at all, on a timely basis or to lease-up as anticipated;
•	inability of a joint venture to perform as expected;
•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;
•	unexpected capital needs;
•	increasing real estate taxes and insurance costs;
•	losses from catastrophes in excess of our insurance coverage;
•	inability to acquire funding through the capital markets;
•	the availability of credit, including mortgage financing, and the liquidity of the debt markets, including a material deterioration of the financial condition of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation;
•	inability to replace financing with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation should their investment in the multifamily industry decrease or cease to exist;
•	changes in interest rate levels, including that of variable rate debt, which is extensively used by us;

•	loss of hedge accounting treatment for interest rate swaps or interest rate caps;
•	the continuation of the good credit of our interest rate swap and cap providers;
•	inability to meet loan covenants;
•	significant decline in market value of real estate serving as collateral for mortgage obligations;
•	inability to pay required distributions to maintain REIT status due to required debt payments or otherwise;
•	significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product;
•	imposition of federal taxes if we fail to qualify as a REIT under the Code in any taxable year or foregone opportunities to ensure REIT status;
•	inability to attract and retain qualified personnel;
•	potential liability for environmental contamination;
•	adverse legislative or regulatory tax changes; and
•	litigation and compliance costs associated with laws requiring access for disabled persons.

You are advised to carefully read the sections of this prospectus supplement and the accompanying prospectus entitled “Risk factors” and the information under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report filed on Form 10-K and under the captions “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Part II under “Item 1A. Risk Factors” (or similar captions) in any subsequent Quarterly Reports on Form 10-Q, as well as the description of other risks and uncertainties affecting our business that appear in the documents incorporated by reference in the accompanying prospectus for a more in depth discussion of some of the risks to our business.

Use of proceeds

We intend to contribute the net proceeds from any sales of common stock to our Operating Partnership, which will use the net proceeds for general corporate purposes, which may include, among other things, the acquisition and development of apartment communities, the improvement of apartment communities and the repayment of debt.

Supplemental description of capital stock

The following is a summary of some of the terms of our capital stock, our amended and restated charter, as further amended, or our “charter,” and our amended and restated bylaws, or our “bylaws,” and certain provisions of the Tennessee Business Corporation Act, as amended, or the “TBCA”. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our charter and bylaws, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part and may be obtained as described under “Where you can find more information” in the accompanying prospectus, and the terms and provisions of the TBCA. The information appearing below under the subcaptions “— Overview”, “— Common stock”, “— Certain matters of corporate governance”, “— Other matters” and “— Transfer agent” supersedes and replaces the information appearing under the captions “Description of capital stock — Overview,” “Description of capital stock — Common stock,” and “Description of capital stock — Certain matters of corporate governance” in the accompanying prospectus. The information appearing below under the subcaption “— Preferred stock” supplements and, to the extent inconsistent, replaces the information appearing under the caption “Description of capital stock — Preferred stock” in the accompanying prospectus. The information in this section also supersedes and replaces the description of common stock contained in our Registration Statement on Form 8-A filed on December 14, 1993, which is incorporated by reference in the accompanying prospectus. The section entitled “Legal ownership of the securities” in the accompanying prospectus does not apply to the common stock.

Overview

Our authorized capital stock consists of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Common stock

Holders of shares of common stock are entitled to one vote per share on all matters to be voted on by our common shareholders and, subject to any preferential rights granted by the Board of Directors to any series of preferred stock, are entitled to receive ratably such dividends as may be declared in respect of the common stock by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding-up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference payable on our then-outstanding preferred stock. Holders of common stock have no subscription, redemption, conversion or preemptive rights. Subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, action on a matter submitted for shareholder approval at a shareholders’ meeting (other than the election of directors) is generally approved if the votes cast by the holders of common stock in favor of the action exceed the votes cast opposing the action, while directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Holders of our common stock do not have cumulative voting rights in the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock will generally be entitled, subject to the rights, if any, of any preferred stock outstanding at any time to vote in the election of directors, to elect all of our directors standing for election. The outstanding shares of common stock are fully paid and nonassessable.

Shares of our common stock are subject to restrictions on ownership and transfer designed to preserve our qualification as a REIT for federal income tax purposes. See “— Certain matters of corporate governance — Ownership limitations” below.

Preferred stock

Under our charter, our Board of Directors is authorized, without shareholder action, to cause the issuance of up to 20,000,000 shares of preferred stock, in such series, and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by the Board of Directors. As a result, the Board of Directors may afford the holders of any series of preferred stock preferences, powers, and rights, voting or otherwise, that may dilute or otherwise adversely affect the economic, voting and other rights of holders of our common stock and may also provide any series of preferred stock with preferences over our common stock as to dividends and the distribution of assets in the event of our liquidation, dissolution or winding-up.

Although no preferred stock is outstanding as of the date of this prospectus supplement, we have from time to time in the past issued series of our preferred stock and may do so again in the future. In particular, our Board of Directors has previously designated and established the terms of the following series of our preferred stock:

•	2,000,000 shares of 9.5% Series A Cumulative Preferred Stock, of which no shares are outstanding;
•	2,156,250 shares of 8.875% Series B Cumulative Preferred Stock, of which no shares are outstanding;
•	2,000,000 shares of 9.375% Series C Cumulative Redeemable Preferred Stock, of which no shares are outstanding;
•	1,000,000 shares of 9.5% Series E Cumulative Redeemable Preferred Stock, of which no shares are outstanding;
•	3,000,000 shares of 9.25% Series F Cumulative Redeemable Preferred Stock, of which no shares are outstanding;
•	400,000 shares of 8.625% Series G Cumulative Redeemable Preferred Stock, of which no shares are outstanding; and
•	6,200,000 shares of 8.30% Series H Cumulative Redeemable Preferred Stock, of which no shares are outstanding.

We have redeemed or retired all of the shares of the preferred stock referred to in the foregoing bullet points. However, under Tennessee law, these shares, although no longer outstanding, are still allocated to the respective series referred to above and therefore cannot (absent an appropriate amendment to our charter) be reissued except as a part of such series and with the dividend rate and other terms and provisions of such series previously established by our Board of Directors. Accordingly, as of the date of this prospectus supplement, of the 20,000,000 shares of preferred stock that we are authorized to issue pursuant to our charter, a total of 16,756,250 of those shares have been allocated to the respective series set forth in the bullet points above, leaving 3,243,750 shares of preferred stock that may be issued from time to time in such amounts and series and with such terms and provisions as may be established from time to time by our Board of Directors.

We expect that any series of preferred stock that we may issue in the future will rank on a parity as to dividends and distributions of our assets in the event of our liquidation, dissolution and winding-up with each other series of preferred stock and will be senior in right of payment to our common stock as to dividends and as to distributions of our assets in the event of our liquidation, dissolution or winding-up.

For additional information concerning our preferred stock, see “Description of capital stock — Preferred stock” in the accompanying prospectus.

Certain matters of corporate governance

Charter and bylaw provisions

The TBCA and our charter and our bylaws govern shareholders’ rights and related matters. Certain provisions of our charter and bylaws, which are described below, may make it more difficult to change the composition of the Board of Directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Voting requirement

Under the TBCA, our charter generally may not be amended without shareholder approval. Except as provided below and subject to the voting rights of any preferred stock outstanding at the time of a shareholder vote, any amendment submitted for shareholder approval at a shareholders’ meeting is generally approved if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Additionally, our charter provides that we cannot take any action intended to terminate our qualification as a REIT without the affirmative vote of at least two-thirds of the outstanding shares of common stock. Under the TBCA, our shareholders may amend our bylaws if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Additionally, our directors may amend our bylaws upon the affirmative vote of a majority of the directors then in office, unless the shareholders prescribe that any such bylaw may not be amended or repealed by the Board of Directors or unless the TBCA or our charter otherwise provides.

Special meetings

Under our bylaws, shareholders may require us to call special meetings of the shareholders only if such shareholders hold outstanding shares representing more than 10% of all votes entitled to be cast at any such special meeting.

Advance notice of director nominations and new business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by shareholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving the notice as provided for in the bylaws and at the time of the annual meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures set forth in the bylaws. In addition, with respect to any special meeting of shareholders at which directors are to be elected, nominations of persons for election to the Board of Directors may be made only (i) by or at the direction of the Board of Directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving the notice as provided for in the bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures set forth in the bylaws.

The advance notice provisions of the bylaws could have the effect of discouraging a takeover or other transaction in which holders of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation Of directors’ liability

Our charter eliminates, subject to certain exceptions, the personal liability of a director to us or our shareholders for monetary damages for breaches of such director’s fiduciary duty as a director. The charter does not provide for the elimination of or any limitation on the personal liability of a director for:

•	any breach of a director’s duty of loyalty to us or our shareholders;
•	acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; or
•	unlawful corporate distributions.

Removal of directors

Our bylaws provide that shareholders may remove any director, with or without cause, but such removal requires the affirmative vote of holders of not less than 75% of all shares entitled to vote in the election of directors at a special meeting called for that purpose. This provision may make it more difficult for shareholders to remove directors.

Tennessee anti-takeover statutes

In addition to certain of our charter and bylaws provisions discussed above and below, Tennessee has adopted a series of statutes which can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for our common stock.

Under the Tennessee Investor Protection Act, unless a company’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning five percent or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer (unless the offeror, before making such purchase, has made a public announcement of his intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom the offeror intends to acquire such securities and has filed with the Tennessee Commissioner of Commerce and Insurance, or the “Commissioner,” and the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes), may offer to acquire any class of equity security of an offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offerree company, or a “Takeover Offer.” Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to offeree, the offeror shall pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

Under the TBCA, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

A “business combination” is defined by the TBCA as any:

•	merger or consolidation;
•	share exchange;
•	sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of:
•	the aggregate market value of the corporation’s consolidated assets;
•	the aggregate market value of the corporation’s shares; or
•	the corporation’s consolidated net income;
•	issuance or transfer of shares by the corporation to the interested shareholder;
•	plan of liquidation or dissolution proposed by the interested shareholder;
•	transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or
•	financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder.

An “interested shareholder” is defined as:

•	any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation; or
•	an affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding stock of the corporation.

Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction complies with all applicable charter and bylaw requirements and either (i) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder, or (ii) meets certain fair price criteria.

The Tennessee Greenmail Act prohibits a Tennessee corporation whose stock is registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or preceding the commencement of a tender offer or announcement of an intention to seek control of the corporation if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than three percent of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

Ownership limitations

For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer shareholders (as defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, our charter provides, subject to certain limited exceptions, that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of our capital stock, both common and preferred, which we refer to as the “Ownership Limit.” All shares of our capital stock which any person has the right to acquire upon exercise of outstanding rights, options or warrants, or upon conversion of convertible securities, shall be considered for purposes of determining the Ownership Limit if inclusion of those shares would cause such person to violate the Ownership Limit. The Board of Directors may exempt from the Ownership Limit ownership or transfer of shares of our capital stock while owned by or transferred to a person who has provided evidence and assurances acceptable to the Board of Directors that our qualification as a REIT under the Code would not be jeopardized thereby. Absent such an exemption, any transfer of capital stock that would result in direct or indirect ownership of capital stock by a shareholder in excess of the Ownership Limit or that would result in our disqualification as a REIT under the Code, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. If the Board of Directors at any time determines that a transaction has taken place, or that any person intends to acquire shares of our capital stock, in violation of the restrictions described in the immediately preceding sentence, the Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such transaction, including refusing to give effect to any such transfer on our stock transfer books.

If, notwithstanding the foregoing restrictions on transfer, any person acquires shares in excess of the Ownership Limit, such shares shall be deemed “Excess Shares” held by such holder as agent on behalf of, and in trust for the exclusive benefit of, the transferees (which may include us) to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, the holder thereof will not be entitled to vote the Excess Shares or to receive dividends or other distributions on the Excess Shares.

Within six months after receiving notice of a transfer that results in shares of our capital stock being deemed Excess Shares, the Board of Directors shall either direct the holder to sell the Excess Shares or shall redeem the Excess Shares. If the Board of Directors directs a holder of Excess Shares to sell such Excess Shares, such holder shall pay us out of the proceeds of such sale all expenses incurred by us in connection with such sale plus any remaining amount of such proceeds that exceeds that amount paid by such holder for the Excess Shares.

If the Board of Directors determines to redeem the Excess Shares, we will pay the holder a redemption price equal to the lesser of (a) the principal price paid for the Excess Shares by the holder, (b) a price per Excess Share equal to the market price (as determined in the manner set forth in our charter) of the applicable capital stock, (c) the market price (as so determined) on the date such holder would, but for the restrictions on transfers set forth in our charter, be deemed to have acquired ownership of the Excess Shares and (d) the maximum price allowed under the Tennessee Greenmail Act described above under “— Tennessee Anti-Takeover Statutes” (such price being the average of the highest and lowest closing market price for the Excess Shares during the 30 trading days preceding the purchase of such Excess Shares or, if the holder of such Excess Shares has commenced a tender offer or has announced an intention to seek control of us, during the 30 trading days preceding the commencement of such tender offer or the making of such announcement). The redemption price may be paid, at our option, by delivering to the holder of the Excess Shares one common unit (subject to adjustment from time to time in the event of, among other things, stock splits, stock dividends or recapitalizations affecting our common stock or certain mergers, consolidations or asset transfers by us) issued by our Operating Partnership for each Excess Share being redeemed.

Each shareholder shall upon demand be required to provide us with an affidavit setting forth any information with respect to its direct, indirect, constructive and beneficial ownership of our capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs or to determine any such compliance. A person planning to acquire capital stock in excess of the Ownership Limit is also required to provide us with a similar affidavit at least 15 days prior to the proposed acquisition. Each such affidavit shall also include the information required to be filed by shareholders in reports pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Ownership Limit may have the effect of precluding acquisition of control of us and could have the effect of discouraging a takeover or other transaction in which holders of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Other matters

Pursuant to the TBCA, we cannot merge with or sell all or substantially all of our assets except pursuant to a resolution approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the resolution. In addition, the partnership agreement of our Operating Partnership requires that any merger or sale of all or substantially all of the assets of or dissolution of our Operating Partnership be approved by the affirmative vote of a majority of the outstanding limited partnership units.

Transfer agent

The transfer agent and registrar for our common and preferred stock is American Stock Transfer & Trust Company, Brooklyn, New York.

Additional federal income tax considerations

Investors should review the discussion appearing in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 22, 2013, which is incorporated by reference in the accompanying prospectus, for a summary of material federal income tax consequences of the purchase, ownership and disposition of our common stock and our election to be taxed as a REIT for U.S. federal income tax purposes. The discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from owning our common stock or from our election to be taxed as a REIT. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your ownership of our common stock. The discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K supersedes and replaces in its entirety the discussion appearing in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on May 4, 2012 and containing information under items 8.01 and 9.01 of such form (being the first of two Current Reports on Form 8-K we filed on May 4, 2012).

Plan of distribution

We have entered into separate distribution agreements with each of J.P. Morgan Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and UBS Securities LLC under which we may offer and sell a total of up to 4,500,000 shares of our common stock from time to time through the Agents, as our sales agents, or directly to the Agents acting as principal.

Sales, if any, of our common stock made through the Agents, as our sales agents, as contemplated by this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed by us and the applicable Agent.

None of the Agents is required to sell any specific number or dollar amount of shares of our common stock but each has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, as our sales agent and on the terms and subject to the conditions of the applicable distribution agreement, to sell the shares offered on terms agreed upon by such Agent and us. If we elect to offer shares, we will instruct the applicable Agent as to the number of shares of common stock to be sold by it as our sales agent and the date or dates on which such shares are to be sold. We may instruct an Agent not to sell our common stock as our sales agent if the sales cannot be effected at or above a price designated by us. An Agent may decline to accept any such instructions that we may provide to it from time to time. The shares of our common stock offered and sold through the Agents, as our sales agents, pursuant to the distribution agreements will be offered and sold through only one Agent on any given day. We or any of the Agents may suspend the offering of common stock by such Agent, as our sales agent, upon notice to the other party.

If shares of our common stock are sold by any Agent, as our sales agent, in an at-the-market offering, that Agent has agreed to confirm to us in writing the number of shares sold on the applicable trading day and the related gross sales price and net sales price of those shares on the immediately following trading day. We will report at least quarterly the number of shares of common stock sold through the Agents, as our sales agents, under the distribution agreements and information concerning the proceeds from those sales.

The Agents will not engage in any transactions that stabilize or maintain the market price of our common stock in connection with any offers or sales of our common stock as our sales agents pursuant to the distribution agreements.

We will pay each Agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through such Agent, as our sales agent, under the applicable distribution agreement. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the shares, will be our net proceeds (before the expenses referred to in the next paragraph) from the sale of the common stock in the offering.

We estimate that the total expenses payable by us in connection with the establishment of the program to offer shares of our common stock described in this prospectus supplement, excluding commissions and any discounts payable to the Agents and any other deductions described in the paragraph above, will be approximately $325,000.

Under the terms of the distribution agreements, we may, if agreed to by the applicable Agent, also sell shares of our common stock to any of the Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with that Agent and we will describe the public offering price, underwriting discount (which may exceed 2.0% of the public offering price) and other terms of the offering of those shares in a separate prospectus supplement. However, none of the Agents has any obligation to agree to purchase shares as principal or to enter into a terms agreement.

Settlement for sales of our common stock will occur on the third trading day (or on such other date as may be agreed upon by us and the applicable Agent) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The offering of shares of our common stock pursuant to the distribution agreements will terminate upon the earliest of (1) the sale of all of the shares of our common stock subject to the distribution agreements, (2) the termination of all of the distribution agreements by us or the Agents and (3) the third anniversary of the date of the distribution agreements. Any distribution agreement may be terminated either by us or the applicable Agent at any time and in the sole discretion of us or such Agent, as the case may be.

We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, by Rule 101(c)(1) of Regulation M. If an Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party has agreed to promptly notify the other party and sales of common stock under the distribution agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the applicable Agents and us.

Selling restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any other offering material relating to us or our common stock where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus, any free writing prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the Agents may arrange to sell the shares offered by this prospectus supplement and the accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

This prospectus supplement is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto) as implemented in Member States of the European Economic Area. Neither we nor the Agents have authorized, nor do we or they authorize, the making of any offer of the shares of common stock through any financial intermediary, other than offers made by Agents which constitute the final placement of the shares of common stock contemplated in this prospectus supplement.

European economic area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or a “Relevant Member State,” with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date,” an offer of shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State may not be made, other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Agent or Agents designated from time to time by us for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock referred to in (a) through (c) above shall require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe to the shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only be offered:

(a)	where the applicable Agent has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the “FSMA”) received by it in connection with the issue or sale of any common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)	in compliance with all applicable provisions of the FSMA with respect to anything done by the applicable Agent in relation to the common stock in, from or otherwise involving the United Kingdom.

Other relationships

Affiliates of all of the Agents are lenders and, in some cases, agents, and some of the Agents are joint lead arrangers and/or joint book-running managers, under the Operating Partnership’s $325 million credit agreement and $150 million term loan agreement. Net proceeds of this offering may be used to repay borrowings under the Operating Partnership’s credit agreement or term loan agreement. Because affiliates of all of the Agents are lenders under that credit agreement and term loan agreement, to the extent that net proceeds from this offering are applied to repay borrowings under either of those agreements, such affiliates will receive proceeds of this offering through the repayment of those borrowings. Likewise, in the event that any of the Agents and/or any of their respective affiliates has made or in the future makes any other loans to us or the Operating Partnership (including without limitation pursuant to any future loan or credit agreement) and any net proceeds of this offering are used to repay any such loans, such Agents and/or affiliates, as the case may be, will receive proceeds of this offering through the repayment of those loans. The aggregate amount of any such repayments received by any individual Agent or its affiliates may exceed 5% of the proceeds of this offering (not including the Agents’ discounts, and commissions, if any). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA”, the appointment of a qualified independent underwriter is not necessary in connection with this offering because, under FINRA Rule 5121, real estate investment trusts are excluded from that requirement.

In addition, some or all of the Agents and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and other commercial and financial transactions and dealings with us and our subsidiaries, and some or all of the Agents have received and may in the future receive compensation in connection with those transactions and dealings.

In addition, in the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of us or the Operating Partnership. Certain of the Agents or their affiliates that may have a lending relationship with us or the Operating Partnership may also choose to hedge their credit exposure to us or the Operating Partnership consistent with their customary risk management policies. Typically, those Agents and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of us or the Operating Partnership. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

The validity of common stock offered hereby and certain other legal matters in connection with this offering will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. Sidley Austin LLP, San Francisco, California, will act as counsel for the Agents.

Experts

The consolidated financial statements of Mid-America Apartment Communities, Inc. appearing in Mid-America Apartment Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated in the accompanying prospectus by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated in the accompanying prospectus in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Incorporation by reference

As described in the accompanying prospectus under the caption “Incorporation of certain information by reference,” we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the SEC. However, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Debt Securities
Preferred Stock
Common Stock
Depositary Shares

From time to time, we may offer to sell common stock, preferred stock, debt securities or depositary shares under this prospectus. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus that contains specific information about the offering and the terms of the securities.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The New York Stock Exchange Lists our:

Common Stock (symbol: MAA)

To assist us in maintaining our qualification as a REIT, no person may own more than 9.9% of the total value of our outstanding capital stock, unless our Board of Directors waives this limitation.

INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS AND IN OTHER INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD ALSO REFER TO “RISK FACTORS” BEGINNING ON PAGE ONE OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 4, 2012

You should only rely on the information contained or incorporated by reference in this prospectus and in a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Mid-America Apartment Communities, Inc., (referred to as “we,” “us,” “our,” “MAA,” or the “Company”) has filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any applicable supplement together with additional information described under the heading “Where You Can Find More Information” and incorporated by reference either in this prospectus or any prospectus supplement.

OUR COMPANY

We are a self-administered real estate investment trust, or REIT, that owns, acquires, renovates, develops and manages apartment communities in the Sunbelt region of the United States. As of May 1, 2012, we owned or owned interests in a total of 168 multifamily apartment communities comprising 48,925 apartments located in 13 states, including two communities comprising 626 apartments owned through our joint venture, Mid-America Multifamily Fund I, LLC, and four communities comprising 1,156 apartments owned through our joint venture, Mid-America Multifamily Fund II, LLC. In addition, we also had three development communities and a second phase to an existing community under construction totaling 1,220 units as of May 1, 2012 for which 148 units had been delivered and were included in the total community units of 48,925 referenced above.

Our executive offices are located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and our telephone number is (901) 682-6600.

RISK FACTORS

Investment in the offered securities involves risk. Before acquiring any securities offered pursuant to this prospectus, you should carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, or SEC, which are incorporated by reference in this prospectus, including the risks factors described under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and under the captions “Item 1A. Risk Factors” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly reports on Form 10-Q, and as described in our other filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements” for additional risks and uncertainties. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks or uncertainties described in our periodic reports filed with the SEC or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus and any applicable prospectus supplement could decline, and you might lose all or part of your investment. You should consider these risk factors when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

We consider this and other sections of this prospectus to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to our expectations for future periods. Forward looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development and renovation activity as well as other capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Words such as “expects,” “anticipates,”

“intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us, or our properties, adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•	the availability or not of credit, including mortgage financing, and the liquidity of the debt markets, including a material deterioration of the financial condition of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation;
•	inability to replace financing with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation should their investment in the multifamily industry shrink or cease to exist;
•	inability to acquire funding through the capital markets;
•	failure of new acquisitions to achieve anticipated results or be efficiently integrated into us;
•	failure of development communities to be completed, if at all, on a timely basis or to lease-up as anticipated;
•	increasing real estate taxes and insurance costs;
•	inability of a joint venture to perform as expected;
•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;
•	unexpected capital needs;
•	losses from catastrophes in excess of our insurance coverage;
•	changes in interest rate levels, including that of variable rate debt, such as extensively used by us;
•	loss of hedge accounting treatment for interest rate swaps and interest rate caps;
•	inability to pay required distributions to maintain REIT status;
•	the continuation of the good credit of our interest rate swap and cap providers;
•	inability to meet loan covenants;
•	significant decline in market value of real estate serving as collateral for mortgage obligations;
•	imposition of federal taxes if we fail to qualify as a REIT under the Internal Revenue Code in any taxable year or foregone opportunities to ensure REIT status;
•	inability to attract and retain qualified personnel;
•	potential liability for environmental contamination;
•	adverse legislative or regulatory tax changes; and
•	litigation and compliance costs associated with laws requiring access for disabled persons.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DISTRIBUTIONS AND
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The consolidated ratio of earnings to combined fixed charges and preferred stock distributions and the consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Twelve Months Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011

Ratio of earnings to combined fixed charges and preferred stock distributions	1.3x	1.2x	1.3x	1.4x	1.6x	2.0x
Ratio of earnings to fixed charges	1.5x	1.5x	1.6x	1.6x	1.6x	2.0x

For the purpose of calculating the consolidated ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income from continuing operations before loss from investments in unconsolidated entities, plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement, we will contribute the net proceeds of any sale of the offered securities to Mid-America Apartments, L.P., our operating partnership, in exchange for units of limited partnership interests having characteristics similar to those of the offered securities and our operating partnership will use the net proceeds for general corporate purposes, which may include the acquisition or development of apartment communities, the improvement of apartment communities, the repayment of debt or the redemption of preferred stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms of the shares of our capital stock and is subject to and qualified in its entirety by reference to our amended and restated charter as further amended, and our bylaws, as amended, both of which we may amend at a later time and both of which are incorporated by reference into this prospectus. References to the “TBCA” are to the Tennessee Business Corporation Act, as amended.

Overview

Our authorized capital stock consists of 50,000,000 shares of common stock and 20,000,000 shares of preferred stock. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote.

Common Stock

Subject to such preferential rights granted by the Board of Directors in connection with the issuance of shares of our preferred stock, holders of shares of common stock are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive ratably such dividends as may be declared in respect of the common stock by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of our then-outstanding preferred stock. Holders of common stock have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon. The outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

The following description of the terms of our preferred stock sets forth general terms and provisions of our preferred stock to which a prospectus supplement may relate. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles of amendment to our charter fixing the preferences, limitations and relative rights of a particular series of preferred stock.

Under our charter, our Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 20,000,000 shares of preferred stock, in such series, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by the Board of Directors. As a result, the Board of Directors may afford the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of common stock. As of the date of this prospectus, our Board of Directors has designated:

•	2,000,000 shares of 9.5% Series A Cumulative Preferred Stock, of which no shares are outstanding;
•	1,938,830 shares of 8.875% Series B Cumulative Preferred Stock, of which no shares are outstanding;
•	2,000,000 shares of 9.385% Series C Cumulative Preferred Stock, of which no shares are outstanding;
•	1,000,000 shares of 9.5% Series E Cumulative Preferred Stock, of which no shares are outstanding;
•	3,000,000 shares of 9.25% Series F Cumulative Redeemable Preferred Stock, of which no shares are outstanding;
•	400,000 shares of 8.625% Series G Cumulative Redeemable Preferred Stock, of which no shares are outstanding; and
•	6,200,000 shares of 8.30% Series H Cumulative Redeemable Preferred Stock, of which no shares are outstanding.

Our preferred stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. Reference is made to the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of such preferred stock and the number of shares offered; (ii) the price at which such series will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; and (vi) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such series.

Our preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our common stock.

Holders of preferred stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of our assets legally available for distribution, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of preferred stock. Such rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

If the applicable prospectus supplement so provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on our common stock, other than a dividend payable in common stock, unless the accrued dividends on each series of preferred stock have been fully paid or declared and set apart for payment and we will have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of preferred stock.

If the applicable prospectus supplement so provides, when dividends are not paid in full upon any series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of preferred stock and such other series will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other series bear to each other.

Each series of preferred stock will be entitled to dividends as described in the prospectus supplement relating to such series, which may be based upon one or more methods of determination. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive out of our assets available for distribution to shareholders the amount stated or determined on the basis set forth in the prospectus supplement relating to such series, which may include accrued dividends, if such liquidation, dissolution or winding up is involuntary or may equal the current redemption price per share (otherwise than for the sinking fund, if any provided for such series) provided for such series set forth in such prospectus supplement, if such liquidation, dissolution or winding up is voluntary, and on such preferential basis as is set forth in such prospectus supplement. If, upon our voluntary or involuntary liquidation, dissolution or winding up the amounts payable with respect to preferred stock of any series and any other of our shares of stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our assets remaining after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon our liquidation, dissolution or winding up will be described in the prospectus supplement relating to such series.

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock which is subject to mandatory redemption shall specify the number of shares of such series that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem such preferred stock, then from and after such deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert such shares into other classes of our stock. The redemption price will be stated in the prospectus supplement relating to a particular series of preferred stock.

Except as indicated in the applicable prospectus supplement, our preferred stock is not subject to any mandatory redemption at the option of the holder.

The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or redeemable for shares of common stock or another series of preferred stock. Our preferred stock will have no preemptive rights.

Except as indicated in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by Tennessee law, a holder of preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, in the event we issue full shares of any series of preferred stock, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote.

Under Tennessee law, the affirmative vote of the holders of a majority of the outstanding shares of all series of preferred stock entitled to vote, voting as a separate voting group, or of all outstanding votes of all series of preferred stock equally affected, as a voting group, will be required for (i) the authorization of any class of stock ranking senior to or on a parity with preferred stock or the increase in the number of authorized shares of any such stock, (ii) any increase in the number of authorized shares of preferred stock and (iii) certain amendments to the charter that may be adverse to the rights of preferred stock outstanding.

Certain Matters of Corporate Governance

Charter and Bylaw Provisions. The TBCA and our charter and our bylaws govern shareholders’ rights and related matters. Certain provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of the Board of Directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Voting Requirement. Our charter may not be amended without the affirmative vote of at least a majority of the shares entitled to vote generally in the election of directors, voting as a single voting group. Our bylaws may be amended by either the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single group, or by an affirmative vote of a majority of the Board of Directors then holding office, unless the shareholders prescribe that any such bylaw may not be amended or repealed by the Board of Directors. Notwithstanding the foregoing, we cannot take any action intended to terminate our qualification as a REIT without the affirmative vote of at least two-thirds of the outstanding shares of common stock.

Special Meetings. Under our bylaws, shareholders may call special meetings of the shareholders only if such shareholders hold outstanding shares representing more than 50% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting.

Advance Notice of Director Nominations and New Business. Our bylaws provide that with respect to an annual meeting of shareholders, the proposal of business to be considered by shareholders may be made only (i) by or at the direction of the Board of Directors, or (ii) by a shareholder who has complied with the advance notice procedures set forth in the bylaws. In addition, with respect to any meeting of shareholders, nominations of persons for election to the Board of Directors may be made only (i) by or at the direction of the Board of Directors or (ii) by any shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

The advance notice provisions of the bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation Of Directors’ Liability. Our charter eliminates, subject to certain exceptions, the personal liability of a director to us or our shareholders for monetary damages for breaches of such director’s duty of care or other duties as a director. The charter does not provide for the elimination of or any limitation on the personal liability of a director for:

•	any breach of a director’s duty of loyalty to us;
•	acts or omissions which involve intentional misconduct or knowing violations of law;
•	unlawful corporate distributions; or
•	acts or omissions which involve transactions from which the director derived an improper personal benefit.

The charter further provides that if the TBCA is amended to authorize corporate action further eliminating or limiting the personal liability of a director, such personal liability shall be eliminated or limited to the fullest extent permitted by the TBCA, as amended. These provisions of the charter will limit the remedies available to a shareholder in the event of breaches of any director’s duties to such shareholder.

Tennessee Anti-Takeover Statutes. In addition to certain of our charter provisions discussed above, Tennessee has adopted a series of statutes which can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for our common stock.

Under the Tennessee Investor Protection Act, unless a company’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer (unless the offeror, before making such purchase, has made a public announcement of his intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom he intends to acquire such securities and has filed with the Tennessee Commissioner of Commerce and Insurance (the “Commissioner”) and the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes), may offer to acquire any class of equity security of an offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the company (a “Takeover Offer”). Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and make for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to offeree, the offeror shall make the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

Under the TBCA, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

A “business combination” is defined by the TBCA as any:

•	merger or consolidation;
•	share exchange;
•	sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of:
•	the aggregate market value of the corporation’s consolidated assets;
•	the aggregate market value of the corporation’s shares; or
•	the corporation’s consolidated net income.
•	issuance or transfer of shares from the corporation to the interested shareholder;
•	plan of liquidation or dissolution proposed by the interested shareholder;
•	transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or
•	financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder.

An “interested shareholder” is defined as:

•	any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation; or
•	an affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding stock of the corporation.

Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction (i) complies with all applicable charter and bylaw requirements; (ii) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder; and (iii) meets certain fair price criteria.

The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

Ownership Limitations. For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer shareholders (as defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, our charter, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the value of all outstanding shares of our capital stock, common and preferred (the “Ownership Limit”). The Board of Directors may waive the Ownership Limit with respect to a shareholder if evidence satisfactory to the Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our status as a REIT. Any transfer of capital stock or any security convertible into capital stock that would result in a direct or indirect ownership of capital stock by a shareholder in excess of the Ownership Limit or that would result in our failure to meet the requirements for qualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Shares of capital stock owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit shall be deemed “Excess Shares” held by such holder as agent on behalf of, and in trust for the exclusive benefit of, the transferees (which may include us) to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, the holder thereof will not be entitled to vote, the Excess Shares will not be considered issued and outstanding for purposes of any shareholder vote or the determination of a quorum for such vote and, except upon liquidation, will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid to a proposed transferee of Excess Shares prior to our discovery that capital stock has been transferred in violation of the Ownership Limit shall be repaid to us upon demand.

Excess Shares are further subject to transfer at the direction of the Board of Directors. If the Board of Directors directs a holder of Excess Shares to sell such Excess Shares, such holder shall pay us out of the proceeds of such sale all expenses incurred by us in connection with such sale plus any remaining amount of such proceeds that exceeds that amount paid by such holder for the Excess Shares.

In addition, we will have the right, for a period of six months during the time any Excess Shares are held by the holder in trust, to redeem all or any portion of the Excess Shares from the holder for the lesser of the price paid for the capital stock by the holder or the market price (as determined in the manner set forth in our charter) of the capital stock on the date we give notice of our intent to redeem such Excess Shares. The six month period begins on the date on which we receive written notice of the transfer or other event resulting in the classification of capital stock as Excess Shares.

Each shareholder shall upon demand be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests in us as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The Ownership Limit may have the effect of precluding acquisition of control of us unless the Board of Directors determines that maintenance of REIT status is no longer in our best interests.

Other Matters. The transfer agent and registrar for our common and preferred stock is American Stock Transfer & Trust Company, Brooklyn, New York.

Pursuant to the TBCA, we cannot merge with or sell all or substantially all of our assets except pursuant to a resolution approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the resolution. In addition, the partnership agreement of our operating partnership requires that any merger or sale of all or substantially all of the assets of or dissolution of our operating partnership be approved by the affirmative vote of a majority of the outstanding limited partnership units.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•	the maturity date;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	whether we will be restricted from incurring any additional indebtedness;
•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depositary Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of the Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock (“Depositary Shares”). In such event, we will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between us and the depositary named in the applicable prospectus supplement (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such Depositary Share, to all the rights and preferences of our preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (“Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. If Depositary Shares are issued, copies of the forms of Deposit Agreement and Depositary Receipt will be incorporated by reference in the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such documents.

Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon our written order, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

Dividends And Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of Depositary Shares relating to such preferred stock in proportion to the number of such Depositary Shares owned by such holders. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of us, sell such property and distribute the net proceeds from such sale to such holders.

The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of Depositary Shares.

Redemption Of Depositary Shares

If a series of preferred stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of preferred stock. Whenever we redeem shares of preferred stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of preferred stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such preferred stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such Depositary Shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such preferred stock.

Amendment And Termination Of The Depositary Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The Deposit Agreement may be terminated by us or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

Charges Of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

Miscellaneous

The Depositary will forward to holders of Depositary Receipts all reports and communications from the Company that are delivered to the Depositary and that we are required to furnish to holders of preferred stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation And Removal Of The Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions On Ownership

In order to safeguard us against an inadvertent loss of REIT status, the Deposit Agreement will contain provisions restricting the ownership and transfer of Depositary Shares. Such restrictions will be described in the applicable prospectus supplement and will be referenced on the applicable Depositary Receipts.

LEGAL OWNERSHIP OF THE SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depositary Trust Company, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “ — Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;
•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (not the Company or any applicable trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

FEDERAL INCOME TAX CONSIDERATIONS

A summary of the material federal income tax consequences related to the ownership and disposition of our securities is set forth in our Current Report on Form 8-K, filed with the SEC on May 4, 2012 (as amended or supplemented from time to time), and incorporated by reference in this prospectus. The summary is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from owning our securities. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your ownership of our securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.

Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on the date stated in the prospectus supplement. Such Contracts will be subject to only those conditions set forth in the prospectus supplement. Each Contract will be for an amount not less than, and the principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by Contracts. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to Contracts accepted by us.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus or any prospectus supplement will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee . In addition, the description of federal income tax consequences contained in this prospectus is based on the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

EXPERTS

The consolidated financial statements of Mid-America Apartment Communities, Inc. appearing in Mid-America Apartment Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses of certain acquired properties, appearing in our Current Report on Form 8-K filed with the SEC on February 24, 2012, have been audited by Watkins Uiberall PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such statements of revenues and certain operating expenses are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed in “Incorporation of Certain Information by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 24, 2012, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2012.
•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed on May 4, 2012.
•	Current Reports on Form 8-K filed on February 24, 2012, February 29, 2012, March 5, 2012, March 23, 2012 and May 4, 2012.
•	The description of our common stock contained in our Registration Statement on Form 8-A filed on December 14, 1993.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Investor Relations Department, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138, (901) 435-5371.

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference. The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. This prospectus may only be used where it is legal to sell these securities.

Up to 4,500,000 shares

Mid-America Apartment Communities, Inc.

Common stock

Prospectus supplement

J.P. Morgan
                        BMO Capital Markets
                                                        KeyBanc Capital Markets

UBS Investment Bank

February 25, 2013

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering. We have not authorized anyone to provide you with different or additional information. We are offering to sell, and seeking offers to buy, the shares of common stock only in jurisdictions where the offers or sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or subsequent prospectus supplement we may provide you in connection with this offering and the documents incorporated by reference into the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the shares of common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in such jurisdictions. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.